Exhibit 5.1

W. Randy Eaddy General Counsel & Secretary Telephone: (336) 316-5650 Fax: (336) 294-4751 E-Mail: readdy@unifi.com

October 23, 2013

Unifi, Inc.

7201 West Friendly Avenue

Greensboro, NC 27410

Re:	Registration on Form S-8 – 1,000,000 Shares of Common Stock for Possible Issuance Pursuant to the Unifi, Inc. 2013 Incentive Compensation Plan

Ladies and Gentlemen:

As General Counsel of Unifi, Inc., a New York corporation (the “Company”), I have acted as counsel for the Company in connection with its filing of the Registration Statement on Form S-8 (the “Registration Statement”) on the date hereof with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the offering of up to 1,000,000 shares (the “Shares”) of the Company’s common stock, $0.10 par value per share (the “Common Stock”), which are available for possible issuance pursuant to the Unifi, Inc. 2013 Incentive Compensation Plan (the “Plan”).

In furnishing this opinion, I have examined such documents, corporate records and other instruments as I have deemed necessary for the purposes of this opinion.

Based on the foregoing, I am of the opinion that the Shares were validly authorized and, when issued and paid for in accordance with and upon the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.

In furnishing this opinion, I am not expressing an opinion as to any matters governed by the laws of any jurisdiction other than the State of New York. This opinion is limited to the effect of the current state of the laws of the State of New York and to the facts as they currently exist.

I hereby consent to being named in the Registration Statement as the attorney who passed upon the legality of the Shares, and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours, /S/ W. RANDY EADDY W. Randy Eaddy General Counsel and Secretary

7201 West Friendly Avenue • Greensboro, North Carolina 27410 • USA